Registration No. 33-97624

As filed with the Securities and Exchange Commission on February 9, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 POS
(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCAILEX CORPORATION LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

48 Ben Zion Galis Street, Petach Tikva Israel, 49277 (Address of Principal Executive Offices including Zip Code)

Scitex Israel Key Employee Share Incentive Plan 1991
Scitex International Key Employee Share Incentive Plan 1991 (As Amended 1995)
Scitex International Key Employee Share Incentive Plan 1991 (As Amended 1994)
Scitex International Key Employee Share Incentive Plan 1991
Scitex 1981 International Key Employee Stock Option Plan (As Amended, 1990)
Scitex Corporation Ltd. 1981 Key Employee Share Incentive Plan
(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
302-738-6680 (phone)
302-738-7210 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

        This Post-Effective Amendment relates to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by Scailex Corporation Ltd. (formerly known as Scitex Corporation Ltd.) with the Securities and Exchange Commission:

1.     Registration No. 333-9364, filed on September 2, 1998, pertaining to ordinary shares to be offered under the Scitex Israel Key Employee Share Incentive Plan 1991;

2.     Registration No. 33-97624, filed on October 2, 1995, pertaining to ordinary shares to be offered under the Scitex Israel Key Employee Share Incentive Plan 1991;

3.     Registration No. 33-97622, filed on October 2, 1995, pertaining to ordinary shares to be offered under the Scitex International Key Employee Share Incentive Plan 1991 (As Amended, 1995);

4.     Registration No. 33-87614, filed on December 20, 1994, pertaining to ordinary shares to be offered under the Scitex International Key Employee Share Incentive Plan 1991 (As Amended, 1994);

5.     Registration No. 33-46862, filed on April 7, 1992, pertaining to ordinary shares to be offered under the Scitex International Key Employee Share Incentive Plan 1991;

6.     Registration No. 33-46861, filed on April 7, 1992, pertaining to ordinary shares to be offered under the Scitex Israel Key Employee Share Incentive Plan 1991;

7.     Registration No. 33-34233, filed on April 9, 1990 (as amended), pertaining to ordinary shares to be offered under the Scitex 1981 International Key Employee Stock Option Plan (As Amended, 1990) and Scitex Corporation Ltd. 1981 Key Employee Share Incentive Plan.

8.     Registration No. 33-15353, filed on June 25, 1987, pertaining to ordinary shares to be offered under the Scitex 1981 International Key Employee Stock Option Plan and Scitex Corporation Ltd. 1981 Key Employee Share Incentive Plan.

        The undersigned hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Scailex Corporation Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Israel on this 3rd day of February of 2009.

SCAILEX CORPORATION LTD. By: /s/ Yahel Shachar —————————————— Yahel Shachar Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ilan Ben Dov —————————————— Ilan Ben Dov	Chairman of the Board of Directors	December 25, 2008

/s/ Yahel Shachar —————————————— Yahel Shachar	Chief Executive Officer	December 25, 2008

/s/ Shachar Rachim —————————————— Shachar Rachim	Chief Financial Officer	December 25, 2008

/s/ Moshe Cohen —————————————— Moshe Cohen	Internal Auditor	December 25, 2008

/s/ Yossi Arad —————————————— Yossi Arad	Director	December 25, 2008

/s/ Dror Barzilai —————————————— Dror Barzilai	Director	December 25, 2008

/s/ Iris Beck —————————————— Iris Beck	Director	December 25, 2008

/s/ Yoav Biran —————————————— Yoav Biran	Director	December 25, 2008

/s/ Arie Ovadia —————————————— Arie Ovadia	Director	December 25, 2008

/s/ Yehiel Finegold —————————————— Yehiel Finegold	Director	December 25, 2008

/s/ Shalom Singer —————————————— Shalom Singer	Director	December 25, 2008

Puglisi & Associates /s/ Donald J. Puglisi —————————————— Name: Donald J. Puglisi Title: Managing Director	Authorized Representative in the United States	February 3, 2009